Exhibit 10.3
SUNRUN INC.
AMENDED AND RESTATED POLICY FOR RECOUPMENT OF INCENTIVE COMPENSATION
(Effective January 1, 2020; Amended and Restated on October 26, 2023)

1.INTRODUCTION
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Sunrun Inc. (the “Company”) previously determined that it is in the best interests of the Company to adopt a policy (the “Prior Policy”) providing for the Company’s recoupment of certain Incentive Compensation (as defined below) paid to Covered Officers (as defined below) of the Company under certain circumstances. The Prior Policy is being amended and restated effective as of October 26, 2023 (this “Policy” and such date, the “Effective Date”). Certain capitalized terms used in this Policy have the meanings given to such terms in Section 3 below.

This Policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder (“Rule 10D-1”) and Nasdaq Listing Rule 5608 (the “Listing Standards”).

2.EFFECTIVE DATE
This Policy shall apply to all Incentive Compensation paid, received, granted or awarded on or after the Effective Date of this Policy, as and to the extent permitted by applicable law. Incentive Compensation is deemed “received” in the Company’s fiscal period in which the Financial Reporting Measure or Operational Performance Measure specified in the Incentive Compensation award is attained, even if the payment or grant of such Incentive Compensation occurs after the end of that period. Recoupment of Incentive Compensation received prior to the Effective Date shall continue to be governed by the terms of the Prior Policy.

3.DEFINITIONS
For purposes of this Policy, the following terms shall have the meanings set forth below: “Accounting Restatement” means an accounting restatement that the Company is required to prepare due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

“Accounting Restatement Date” means the earlier to occur of (a) the date that the Board, a committee of the Board authorized to take such action, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (b) the date that a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement.

“Administrator” means the Compensation Committee or, in the absence of such committee, the Board.

Exhibit 10.3
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Covered Officer” means executive officers subject to the reporting requirements of Section 16 of the Exchange Act and any current or former employee of the Company who is or was designated by the Board as a C-Suite level officer or Senior Vice President at the time they were covered by this Policy as provided in Section 4(a) below.

“Exchange” means the Nasdaq Stock Market.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures, including Company stock price and relative and/or absolute total stockholder return (“TSR”). A measure need not be presented in the Company’s financial statements or included in a filing with the SEC in order to be a Financial Reporting Measure.
“Incentive Compensation” means any compensation that is granted, earned or vested based in whole or in part on the attainment of a Financial Reporting Measure or Operational Performance Measure, whether or not reported in the Company’s financial statements. Incentive Compensation includes any awards granted under the Company’s Executive Incentive Compensation Plan, Non-Executive Incentive Plan, or Company equity plans (or any other incentive plan in effect for Covered Officers) (or any other incentive plan in effect for Covered Officers) to the extent that such awards are based in whole or in part on measured financial or operational performance metrics and excludes any equity compensation that vests based solely on time-based vesting conditions.
“Lookback Period” means the three completed fiscal years immediately preceding the Accounting Restatement Date or Operational Restatement Date, as well as any transition period (resulting from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years (except that a transition period of at least nine months shall count as a completed fiscal year). Notwithstanding the foregoing, the Lookback Period shall not include fiscal years completed prior to the Effective Date.
“Misconduct” means a knowing violation of SEC rules or regulations or Company policy or the willful commission of an act of fraud, dishonesty, gross negligence or gross recklessness in the performance or disregard of a person’s duties, as determined by the Board in accordance with Section 4(e) of this Policy.

“Operational Performance Measures” means measures that are determined and presented in accordance with measurable Company operational performance metrics, whether or not reported in the Company’s financial statements, otherwise publicly disclosed, or reported to the Board or Compensation Committee in connection with approval of the attainment of such operational performance metrics in connection with the administration of an Incentive Compensation plan.
“Operational Restatement Date” means the earlier to occur of (a) the date that the Board, a committee of the Board authorized to take such action, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Operational Results Restatement, or (b) the date that a court, regulator or other legally authorized body directs the Company to prepare an Operational Results Restatement.

Sunrun Inc. – A&R Clawback Policy (10.26.2023)

Exhibit 10.3
“Operational Results Restatement” shall mean the process of revising previously reported results of attained levels of measurable Operational Performance Measures that are not also Financial Reporting Measures.

“Recoverable Incentive Compensation” means Incentive Compensation received by a Covered Officer during the Lookback Period that exceeds the amount of Incentive Compensation that would have been received had such amount been determined based on the Accounting Restatement or Operational Results Restatement, computed without regard to any taxes paid (i.e., on a gross basis without regarding to tax withholdings and other deductions). For any compensation plans or programs that take into account Incentive Compensation, the amount of Recoverable Incentive Compensation for purposes of this Policy shall include, without limitation, the amount contributed to any notional account based on Recoverable Incentive Compensation and any earnings to date on that notional amount. For any Incentive Compensation that is based on stock price or TSR, where the Recoverable Incentive Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the Administrator will determine the amount of Recoverable Incentive Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or TSR upon which the Incentive Compensation was received. The Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange in accordance with the Listing Standards.
“SEC” means the U.S. Securities and Exchange Commission.
4.RECOUPMENT
a.Applicability of Policy. This Policy applies to Incentive Compensation received by a Covered Officer (i) after beginning services as a Covered Officer, (ii) who served as a Covered Officer at any time during the performance period for such Incentive Compensation, (iii) while the Company had a class of securities listed on a national securities exchange or a national securities association, and (iv) during the Lookback Period.

b.Recoupment Generally. If for any fiscal quarter or year commencing on or after the Effective Date (i) the Company is required to prepare an Accounting Restatement for any reason, or (ii) the Company prepares an Operational Results Restatement due to a material error in the previously reported Operational Performance Measures and it is determined that a Covered Officer’s Misconduct contributed to such error, the Company must reasonably promptly recoup the full amount of the Recoverable Incentive Compensation, unless the conditions of one or more subsections of Section 4(d) of this Policy are met and the Compensation Committee, or, if such committee does not consist solely of independent directors, a majority of the independent directors serving on the Board, has made a determination that recoupment would be impracticable. Recoupment in connection with an Accounting Restatement is required regardless of whether the Covered Officer engaged in any Misconduct and regardless of fault. Recoupment in connection with an Operational Results Restatement requires the Covered Officer to have engaged in Misconduct, as defined in this Policy. The Company’s obligation to recoup Recoverable Incentive Compensation is not dependent on whether or when any restated financial statements or operational results are filed.

For clarity, in no event shall the Company be required to award or grant any Covered Officer an additional payment or other compensation upon or following an Accounting Restatement or Operational Results Restatement if the restated or accurate financial results or operational performance results would have resulted in the grant, payment, earning or vesting of Incentive Compensation that is greater than the Incentive Compensation actually granted to, earned or received by or vested in the Covered Officer.

Sunrun Inc. – A&R Clawback Policy (10.26.2023)

Exhibit 10.3
c.Sources of Recoupment. To the extent permitted by applicable law, the Administrator shall, in its sole discretion, determine the timing and method for recouping Recoverable Incentive Compensation hereunder, provided that such recoupment is undertaken reasonably promptly. The Administrator may, in its discretion, seek recoupment from a Covered Officer from any of the following sources or a combination thereof, whether the applicable compensation was approved, awarded, granted, payable or paid to the Covered Officer prior to, on or after the Effective Date: (i) direct repayment of Recoverable Incentive Compensation previously paid to the Covered Officer; (ii) cancelling prior cash or equity-based awards (whether vested or unvested and whether paid or unpaid); (iii) cancelling or offsetting against any planned future cash or equity-based awards; (iv) forfeiture of deferred compensation, subject to compliance with Code Section 409A; and (v) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Administrator may effectuate recoupment under this Policy from any amount otherwise payable to the Covered Officer, including amounts payable to such individual under any otherwise applicable Company plan or program, e.g., base salary, bonuses or commissions and compensation previously deferred by the Covered Officer. The Administrator need not utilize the same method of recovery for all Covered Officers or with respect to all types of Recoverable Incentive Compensation.
d.Impracticability of Recovery. Recoupment may be determined to be impracticable if, and only if:
i.the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount of the applicable Recoverable Incentive Compensation; provided that, before concluding that it would be impracticable to recover any amount of Recoverable Incentive Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such Recoverable Incentive Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange in accordance with the Listing Standards; or
ii.recoupment of the applicable Recoverable Incentive Compensation would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Code Section 401(a)(13) or Code Section 411(a) and regulations thereunder.
e.Board Discretion Regarding Determination of Misconduct. Determinations of whether and when Misconduct has occurred shall be made by the Board in its sole and absolute discretion independently of management, and the Board shall not be bound by determinations by management that a Covered Officer has or has not met any particular standard of conduct under law or Company policy. The determination of whether Misconduct has occurred shall be made following appropriate investigation and, to the extent practicable, within a reasonable time following the occurrence of the Misconduct; provided, however, that, in the event of any litigation, pre-suit demand, government investigation or similar proceeding relating to such Misconduct, the determination of Misconduct shall be deferred until such time as the Board determines to be appropriate.
f.No Indemnification of Covered Officers. Notwithstanding any indemnification agreement, applicable insurance policy or any other agreement or provision of the Company’s certificate of incorporation or bylaws to the contrary, no Covered Officer shall be entitled to indemnification or advancement of expenses in connection with any enforcement of this Policy by the Company, including paying or reimbursing such Covered Officer for insurance premiums to cover potential obligations to the Company under this Policy.

g.Indemnification of Administrator. Any members of the Administrator, and any other members of the Board who assist in the administration of this Policy, shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be indemnified by the

Sunrun Inc. – A&R Clawback Policy (10.26.2023)

Exhibit 10.3
Company to the fullest extent under applicable law and Company policy with respect to any such action, determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board under applicable law or Company policy.

h.No “Good Reason” for Covered Officers. Any action by the Company to recoup or any recoupment of Recoverable Incentive Compensation under this Policy from a Covered Officer shall not be deemed (i) “good reason” for resignation or to serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to such Covered Officer, or (ii) to constitute a breach of a contract or other arrangement to which such Covered Officer is party.

5.ADMINISTRATION
Except as specifically set forth herein, this Policy shall be administered by the Administrator. The Administrator shall have full and final authority to make any and all determinations required under this Policy. Any determination by the Administrator with respect to this Policy shall be final, conclusive and binding on all interested parties and need not be uniform with respect to each individual covered by this Policy. In carrying out the administration of this Policy, the Administrator is authorized and directed to consult with the full Board or such other committees of the Board as may be necessary or appropriate as to matters within the scope of such other committee’s responsibility and authority. Subject to applicable law, the Administrator may authorize and empower any officer or employee of the Company to take any and all actions that the Administrator, in its sole discretion, deems necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee).

6.SEVERABILITY
If any provision of this Policy or the application of any such provision to any Covered Officer shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render any such provision or application enforceable.

7.NO IMPAIRMENT OF OTHER REMEDIES
Nothing contained in this Policy, and no recoupment or recovery as contemplated herein, shall limit any claims, damages or other legal remedies the Company or any of its affiliates may have against a Covered Officer arising out of or resulting from any actions or omissions by the Covered Officer. This Policy does not preclude the Company from taking any other action to enforce a Covered Officer’s obligations to the Company, including termination of employment, institution of civil proceedings, or reporting of the Misconduct to appropriate government authorities. This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX 304”) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer and to any other compensation recoupment policy and/or similar provisions in any employment, equity plan, equity award, or other individual agreement, to which the Company is a party or which the Company has adopted or may adopt and maintain from time to time; provided, however, that compensation recouped pursuant to this Policy shall not be duplicative of compensation recouped pursuant to SOX 304 or any such compensation recoupment policy and/or similar provisions in any such employment, equity plan, equity award, or other individual agreement except as may be required by law.

Sunrun Inc. – A&R Clawback Policy (10.26.2023)

Exhibit 10.3

8.AMENDMENT; TERMINATION
The Administrator may amend, terminate or replace this Policy or any portion of this Policy at any time and from time to time in its sole discretion. The Administrator shall amend this Policy as it deems necessary to comply with applicable law or any Listing Standard.
9.SUCCESSORS
This Policy shall be binding and enforceable against all Covered Officers and, to the extent required by Rule 10D-1 and/or the applicable Listing Standards, their beneficiaries, heirs, executors, administrators or other legal representatives.
10.REQUIRED FILINGS
The Company shall make any disclosures and filings with respect to this Policy that are required by law, including as required by the SEC.

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Sunrun Inc. – A&R Clawback Policy (10.26.2023)

Exhibit 10.3

Sunrun Inc.

Amended and Restated Policy for the Recoupment of Incentive Compensation Form of Acknowledgment

I, the undersigned, agree and acknowledge that I am bound by, and subject to, the Sunrun Inc. Amended and Restated Policy for the Recoupment of Incentive Compensation, as may be amended, restated, supplemented or otherwise modified from time to time (the “Policy”). In the event of any inconsistency between the Policy and the terms of any employment agreement, offer letter or other individual agreement with Sunrun Inc. (the “Company”) to which I am a party, or the terms of any compensation plan, program or agreement, whether or not written, under which any compensation has been granted, awarded, earned or paid to me, the terms of the Policy shall govern.
In the event that the Administrator (as defined in the Policy) determines that any compensation granted, awarded, earned or paid to me must be forfeited or reimbursed to the Company pursuant to the Policy, I will promptly take any action necessary to effectuate such forfeiture and/or reimbursement. I further agree and acknowledge that I am not entitled to indemnification, and hereby waive any right to advancement of expenses, in connection with any enforcement of the Policy by the Company.

Agreed and Acknowledged:

Name:

Title:

Date:

Sunrun Inc. – A&R Clawback Policy (10.26.2023)